October 15, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK and ONEOK Partners Schedule Third-quarter
2012 Earnings Conference Call and Webcast

TULSA, Okla. - Oct. 15, 2012 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will release their third-quarter 2012 earnings after the market closes on Oct. 30, 2012.

A joint conference call will be held the following day on Oct. 31, 2012, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONEOK and ONEOK Partners websites.

Members of ONEOK's and ONEOK Partners' executive management team will participate in the call and webcast.

What:	ONEOK, Inc. and ONEOK Partners, L.P. third-quarter 2012 earnings conference call and webcast

When:	11 a.m. Eastern, Oct. 31, 2012
10 a.m. Central

Where:	1) Phone conference call 800-946-0712, pass code 8481950
2) Log on to the webcast at www.oneok.com
3) Log on to the webcast at www.oneokpartners.com

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK's website, www.oneok.com, and ONEOK Partners' website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 8481950.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and own 43.4 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S.

ONEOK and ONEOK Partners Schedule Third-quarter
2012 Earnings Conference Call and Webcast

and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid- Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and
@ONEOKPartners.

###